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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                December 6, 2000
                        (Date of earliest event reported)




                          CAPTEC NET LEASE REALTY, INC.
             (Exact Name of Registrant as Specified in Its Charter)





        DELAWARE                        1045281                  38-3368333
(State of Other Jurisdiction      (Commission File No.)       (I.R.S. Employer
    of Incorporation)                                        Identification No.)


             24 FRANK LLOYD WRIGHT DRIVE, ANN ARBOR, MICHIGAN 48106
                    (Address of Principal Executive Offices)




                                 (734) 994-5505
                         (Registrant's Telephone Number)



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ITEM 5. OTHER EVENTS.

        On December 6, 2000, the Court of Chancery of the State of Delaware (the "Court of Chancery") dismissed as moot Steiner v. Beach, et al., C.A. 18005NC (Delaware Chancery Court) and Bailey v. Beach, et al., C.A. 18006NC (Delaware Chancery Court), two lawsuits filed in the Court of Chancery against Captec Net Lease Realty, Inc. and its directors. Both cases were dismissed without prejudice to any position, claim or defense any party may assert with respect to an application by the plaintiff in either case for counsel fees and expenses.

               On January 12, 2001, the plaintiffs in both lawsuits filed an Application for an Award of Attorneys' Fees (the "Application") in the Court of Chancery. Disposition of the Application by the Court of Chancery is pending.

FORWARD-LOOKING STATEMENTS

        This Form 8-K contains certain "forward-looking statements" which represent the Company's expectations or beliefs, including, but not limited to, statements concerning industry performance and the Company's operations, performance, financial condition, plans, growth and strategies. Any statements contained in this Form 8-K which are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "anticipate," "intent," "could," "estimate" or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the Company's control, and actual results may differ materially depending on a variety of important factors many of which are beyond the control of the Company.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2001

                                  /s/ W. Ross Martin
                            ------------------------------
                            Captec Net Lease Realty, Inc.
                            W. Ross Martin
                            Executive Vice President and Chief Financial Officer